UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2014

Date of Report (Date of earliest event reported)

BIO-SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-147917	90-0557171
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

40 Easthampton B, West Palm Beach, FL, 33417

(Address of Principal Executive Offices) (Zip Code)

(888) 987-6315

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2014, the Company entered into an Intellectual Property Purchase Agreement to purchase the “Glucose Health Natural Blood Sugar Maintenance” product from BTB Management LLC. BTB Management LLC was compensated with Fifteen Million (15,000,000) unregistered shares of the Company’s common stock. The agreement is attached as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 1, 2014, Murray Fleming was appointed as the Company’s Chief Executive Officer for the 12 month period ending October 1, 2015. Mr. Fleming was compensated with Fifteen Million (15,000,000) unregistered shares of the Company’s common stock. The consulting agreement is attached as Exhibit 10.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Intellectual Property Purchase Agreement dated October 1, 2014
10.2	Consulting agreement between Bio-Solutions Corp and Murray Fleming dated October 1, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-SOLUTIONS CORP.

DATE: October 2, 2014	By:	/s/ James Hodge
James Hodge
Chairman of the Board of Directors

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Intellectual Property Purchase Agreement dated October 1, 2014
10.2	Consulting agreement between Bio-Solutions Corp and Murray Fleming dated October 1, 2014

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